EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 23, 2022 (this “Amendment”), to the Credit Agreement, dated as of May 27, 2021, between TWEEDY, BROWNE FUND INC., and THE BANK OF NEW YORK MELLON (the “Existing Credit Agreement”).

Recitals

I. Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II. The Borrowers desires to amend the Existing Credit Agreement, and the Bank has agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.            The Existing Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.        Paragraphs 1 and 2 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)        the Bank shall have received from the Borrowers either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that such party has executed a counterpart of this Amendment;

(b)         the Bank shall have received a certificate, dated the Amendment Effective Date, signed by authorized representatives of each Borrower, in all respects satisfactory to the Bank (i) certifying as to the incumbency of authorized persons of such Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Managing Body of such Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that none of such Borrower’s Organization Documents have been amended, supplemented or otherwise modified since May 27, 2021, or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification;

(c)     The Bank shall have received a copy of a Federal Reserve Form, duly executed and delivered by or on behalf of the Borrowers, in form and substance acceptable to the Bank; and

(d)      the Bank shall have received such documents and information as the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(e)      the Borrowers shall have paid all out-of-pocket costs and expenses of the Bank (including the reasonable fees and disbursements of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

4.     Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties of such Borrower contained in the Amended Credit Agreement and the other Loan Documents to which it is a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

5.    Except as amended by this Amendment, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

6.      This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the

Tweedy, Browne – Amendment No. 1 to Credit Agreement

transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and such Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

7.        THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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Tweedy, Browne – Amendment No. 1 to Credit Agreement

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized representative as of the date first above written.

TWEEDY, BROWNE FUND INC., acting on behalf of and for the account of each Fund

By:	/s/ Thomas Shrager
Name:	Thomas Shrager
Title:	President

Tweedy, Browne — Amendment No. I to Credit Agreement

THE BANK OF NEW YORK MELLON

By:	/s/ Joanne Carey

Name:	Joanne Carey

Title:	Vice President

Tweedy, Browne – Amendment No. 1 to Credit Agreement

ANNEX A

CREDIT AGREEMENT

dated as of May 27, 2021

between

TWEEDY, BROWNE FUND INC.,

acting on behalf of and for the account of each Fund (as herein defined)

and

THE BANK OF NEW YORK MELLON

Prepared by:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104-3300

USA\1037780.001866\60~~2~~46~~1531~~86741.~~11~~7

TABLE OF CONTENTS

Page

ARTICLE 1. DEFINITIONS

Section 1.1	Defined Terms
Section 1.2	Terms Generally	~~20~~21
Section 1.3	Accounting Terms	~~20~~21
Section 1.4	Liability; Non-Recourse Persons	~~20~~22
Section 1.5	~~Interest~~ Rates; ~~LIBOR Notification~~ Conforming Changes	~~2~~22
Section 1.6	Projections	~~2~~23
Section 1.7	Changes in Certain Significant Policies	~~2~~23

ARTICLE 2. THE CREDITS		~~2~~24

Section 2.1	Commitment	~~2~~24
Section 2.2	Loans	~~2~~24
Section 2.3	Termination and Reduction of Commitment	~~2~~24
Section 2.4	Repayment of Loans	~~3~~25
Section 2.5	Voluntary Prepayments	~~4~~25
Section 2.6	Payments Generally	~~4~~26
Section 2.7	Evidence of Debt	~~4~~26
Section 2.8	Addition and Removal of Borrowers	~~5~~26

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC.		~~6~~27

Section 3.1	Interest	~~6~~27
Section 3.2	Fees	~~6~~28
Section 3.3	Increased Costs	~~6~~28
Section 3.4	Taxes	~~7~~29
~~Section 3.5~~	~~LIBOR Unavailability;~~
~~Alternate Rate of Interest~~		~~31~~
Section 3.5	Inability to Determine Rates	33
Section 3.6	Illegality	34
Section 3.7	Benchmark Replacement Setting	34

ARTICLE 4. REPRESENTATIONS AND WARRANTIES		~~3~~35

Section 4.1	Organization and Power	~~3~~35
Section 4.2	Authority and Execution; Affected Financial Institution	~~3~~36
Section 4.3	Binding Agreement	~~3~~36
Section 4.4	Litigation	~~3~~36
Section 4.5	Approvals and Consents	~~3~~36
Section 4.6	No Conflict	~~4~~36
Section 4.7	Taxes	~~4~~37
Section 4.8	Compliance	~~4~~37
Section 4.9	Property	~~5~~38
Section 4.10	Federal Reserve Regulations; Use of Loan Proceeds	~~5~~38

Section 4.11	No Material Adverse Effect	3~~5~~8
Section 4.12	Material Agreements	3~~5~~8
Section 4.13	Financial Condition	3~~5~~8
Section 4.14	No Misrepresentation	3~~6~~8
Section 4.15	Sanctions, Etc.	3~~6~~9
Section 4.16	Investment Company Status	~~37~~40
Section 4.17	ERISA	~~37~~40

ARTICLE 5. CONDITIONS		~~38~~41

Section 5.1	Effective Date	~~38~~41
Section 5.2	Each Credit Event	~~39~~42

ARTICLE 6. AFFIRMATIVE COVENANTS		~~39~~42

Section 6.1	Financial Statements and Other Information	~~40~~42
Section 6.2	Notice of Material Events	~~41~~44
Section 6.3	Legal Existence	~~41~~44
Section 6.4	Insurance	~~41~~44
Section 6.5	Payment of Indebtedness and Performance of Obligations	~~42~~44
Section 6.6	Observance of Legal Requirements	4~~2~~5
Section 6.7	Books and Records; Visitation	4~~2~~5
Section 6.8	Purpose of Loans	4~~2~~5
Section 6.9	Maintenance of Status	4~~3~~5
Section 6.10	Post-closing Obligations	4~~3~~5

ARTICLE 7. NEGATIVE COVENANTS		4~~3~~6

Section 7.1	Indebtedness; Senior Securities	4~~3~~6
Section 7.2	Liens	4~~4~~7
Section 7.3	Fundamental Changes	4~~5~~7
Section 7.4	[Reserved]	4~~5~~8
Section 7.5	Significant Policies; Valuation	4~~5~~8
Section 7.6	Amendments and Changes	4~~5~~8
Section 7.7	Financial Covenants	4~~6~~8
Section 7.8	Investment	4~~6~~9
Section 7.9	Sanctions, Etc.	4~~6~~9

ARTICLE 8. EVENTS OF DEFAULT		4~~7~~9

Section 8.1	Events of Default	4~~7~~9
Section 8.2	Remedies	~~49~~51

ARTICLE 9. MISCELLANEOUS		~~49~~52

Section 9.1	Notices	~~49~~52
Section 9.2	Waivers; Amendments	~~50~~52
Section 9.3	Expenses; Indemnity; Damage Waiver	~~50~~53
Section 9.4	Successors and Assigns	~~51~~54
Section 9.5	Survival	~~51~~54

- ii -

Section 9.6	Counterparts; Integration; Effectiveness	~~52~~54
Section 9.7	Severability	5~~2~~5
Section 9.8	Right of Setoff	5~~3~~5
Section 9.9	Governing Law; Jurisdiction; Consent to Service of Process	5~~3~~6
Section 9.10	WAIVER OF JURY TRIAL	5~~4~~6
Section 9.11	Headings	5~~4~~7
Section 9.12	Interest Rate Limitation	5~~4~~7
Section 9.13	Treatment of Certain Information	5~~4~~7
Section 9.14	USA Patriot Act Notice	5~~5~~8
Section 9.15	ICA Bank	5~~5~~8
Section 9.16	Acknowledgement and Consent to Bail-In	5~~6~~8
Section 9.17	Acknowledgement Regarding QFCs	5~~6~~9

EXHIBITS:

Exhibit A	Form of Note
Exhibit B	Reserved
Exhibit C	Form of Written Borrowing Request
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Federal Reserve Form FR U-1
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of U.S. Tax Compliance Certificate
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Removal Notice

SCHEDULES:

Schedule 1	List of Funds

- iii -

CREDIT AGREEMENT, dated as of May 27, 2021, between TWEEDY, BROWNE FUND INC., acting on behalf of and for the account of each Fund (as defined below) and THE BANK OF NEW YORK MELLON.

The parties hereto agree as follows:

ARTICLE 1.     DEFINITIONS

Section 1.1     Defined Terms

As used in this Credit Agreement, the following terms have the meanings specified below:

“Adjusted Asset Coverage” means, with respect to each Borrower as of any date, the ratio on such date of (a) the Adjusted Total Net Assets of such Borrower to (b) the greater of (i) the Adjusted Senior Debt of such Borrower, and (ii) one Dollar ($1).

“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Rate Day, SOFR in respect of such SOFR Rate Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Rate Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (ii) the SOFR Adjustment, and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Adjusted Senior Debt” means, with respect to each Borrower as of any date, the sum (without duplication) of each of the following: (a) all Senior Debt of such Borrower, plus (b) all Financial Contract Liabilities of such Borrower, plus (c) all Secured Liabilities of such Borrower, plus (d) all Segregated Liabilities of such Borrower.

“Adjusted Total Net Assets” means, with respect to each Borrower at any time (a) the Total Net Assets of such Borrower, minus (b) the sum (without duplication) of the following with respect to such Borrower: (i) the value of all Excluded Assets, plus (ii) the amount or value of all declared but unpaid Restricted Payments, plus (iii) the excess, if any, of (1) the value of all assets (other than Excluded Assets) that are subject to any Lien (other than an Ordinary Course Lien with respect to such Borrower), that are segregated, or that are on deposit to satisfy margin requirements, minus (2) the sum of all Secured Liabilities (excluding, to the extent included therein, liabilities under the Loan Documents) and all Segregated Liabilities (excluding, to the extent included therein, liabilities under the Loan Documents).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means, with respect to any Borrower, the Company, the Fund comprising such Borrower, any subsidiary of the Company, or any officer, director or trustee of the Company.

“Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Agreement Commitment Termination Date” means, with respect to each Borrower, the first date upon which the Borrower Commitment Termination Date with respect to such Borrower shall have occurred.

“Agreement Offering Document” means, with respect to each Borrower at any time, the Registration Statement of such Borrower (a) except as otherwise provided in clause (b) below, delivered to the Bank on, and as effective on and as of, the Effective Date, or (b) in the event that the Scheduled Commitment Termination Date shall have been extended, as in effect on the date the Scheduled Commitment Termination Date was most recently so extended.

“Anti-Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), (d) the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (e) Executive Order 13224 (effective September 24, 2001).

“Applicable Accounting Principles” means, with respect to each Borrower at any time, those accounting principles required by the ICA and prescribed by the SEC for such Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Margin” means 1.25%

“Applicable Rate” means, with respect to each Loan, the Overnight Rate plus the Applicable Margin.

“Approved Amount” means in connection with any borrowing or voluntary prepayment of any Loan, (a) $250,000 or an integral multiple of $50,000 in excess thereof, or (b) the entire remaining portion of the Commitments (in the case of a borrowing), or the aggregate outstanding principal balance of all Loans to such Borrower (in the case of a voluntary prepayment).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark ~~referenced~~(or component thereof) that is or may be used for determining the length of an interest period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition, if any, of “Interest Period”pursuant to Section 3.~~5~~7(fd)~~. For the avoidance of doubt, as of the Effective Date the only Available Tenor is one month~~.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means The Bank of New York Mellon.

“Benchmark” means, initially, ~~LIBOR~~Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~LIBOR~~Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section~~s~~ 3.~~5~~7(~~b) or (c~~a).

“Benchmark Replacement” means, ~~for~~with respect to any ~~Available Tenor, the first alternative set forth in the order below that can be determined by the Bank for the applicable~~ Benchmark ~~Replacement Date:~~

~~(1)~~	~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)~~	~~the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(3)~~ Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Bank ~~as~~and the ~~replacement for the then-current Benchmark for the applicable Corresponding Tenor~~Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for ~~U.S. dollar~~Dollar-denominated syndicated ~~or bilateral~~ credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, ~~in the case of clause (1) above,~~ if such ~~Unadjusted~~ Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion;~~ provided further ~~that, notwithstanding anything to the contrary in this Credit Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

~~If the Benchmark Replacement as~~as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~	~~for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Bank:~~

~~(a)~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first set for such tenor~~ that has been selected ~~or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)~~

~~the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected~~ by the Bank ~~for~~and the ~~applicable Corresponding Tenor~~Borrowers giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date and/~~or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar~~Dollar-denominated syndicated ~~or bilateral~~ credit facilities~~;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Bank in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents)~~ at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(~~1~~a)    in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(~~2~~b)    in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein;~~

~~(3)~~ in ~~the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is~~ such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided ~~to the Borrower pursuant to Section 3~~on such date.~~5(c); or~~

~~(4)~~	~~in the case of an Early Opt-in Election, the first (1st) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the~~

~~Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(~~1~~a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors ~~of the Federal Reserve System, the Federal Reserve Bank of New York~~, the FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clause (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.~~5~~7 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.~~5~~7.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States ~~of America~~.

“Borrower” means the Company, acting on behalf of and for the account of a Fund. “Borrower Commitment Termination Date” means, with respect to each Borrower, the earlier to occur of (a) the Scheduled Commitment Termination Date, or (b) such earlier date on which the Bank’s obligations to make Loans to such Borrower shall have otherwise terminated or been terminated in accordance herewith.

“Borrowing Request” means a request in accordance with Section 2.2 for a Loan or a conversion or continuation of a Loan and, if required in writing, in the form of Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks in New York City are authorized or required by law to remain closed~~, provided that, when used in connection with the determination of the One-month Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to any Borrower, the occurrence of one or more of the following events on or after the Effective Date: (a) the failure of such Borrower’s Investment Adviser to be, or to be an Affiliate of, TBC; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Investment Adviser of such Borrower to any Person or group of related Persons (other than an Affiliate of TBC) for purposes of Section 13(d) of the Exchange Act (a “Group”); or (c) the approval by the Managing Body of, or the holders of equity interests issued by, such Borrower’s Investment Adviser of any plan or proposal for the liquidation or dissolution of such Investment Adviser.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as of any date, the commitment of the Bank hereunder to make Loans to the Borrowers in an aggregate principal amount not exceeding $75~~0~~,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

“Commitment Fee Rate” means, as of any date, a rate per annum equal to 0.25%.

“Company” means Tweedy, Browne Fund Inc., a Maryland corporation.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition, if any, of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Current Offering Document” means, with respect to each Borrower as of any date, the Registration Statement of such Borrower as in effect on such date.

“Custodian” means, with respect to each Borrower, The Bank of New York Mellon, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means, with respect to each Borrower, the agreement between such Borrower and its Custodian with respect to the custody of such Borrower’s assets.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate~~

~~(which will include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans;~~ provided~~, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.~~

“Deemed Leverage Borrower” means, as of any date, any Borrower that has failed, in the immediately preceding sixty (60) day period, to have a period of not fewer than three (3) consecutive Business Days during which the aggregate outstanding balance of its Loans was zero ($0).

“Default” means, with respect to each Borrower, any event or condition that constitutes an Event of Default with respect to such Borrower or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default with respect to such Borrower.

“Dollars” or “$” refers to lawful money of the United States of America.

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of:~~

~~(1)~~

~~a determination by the Bank that at least ten currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and~~

~~(2)~~	~~the election by the Bank to trigger a fallback from LIBOR and the provision by the Bank of written notice of such election to the Borrower.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated)

under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.1.

“Excluded Assets” means, with respect to each Borrower at any time, (a) all commercial tort claims, cooperative interests, goods, letter-of-credit rights and letters of credit, (b) all property other than Investments, (c) all deferred organizational and offering expenses, and (d) all Investments that are in default (except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of such Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank with respect to an applicable interest in a Loan or the Commitment pursuant to a law in effect on the date on which (i) the Bank acquires such interest in the Loan or the Commitment or (ii) the Bank changes its lending office, (c) Taxes attributable to the Bank’s failure to comply with Section 3.4(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the foregoing, and any legislation or regulations adopted or promulgated by any Governmental Authority pursuant to any such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, the ~~higher~~greater of (~~x~~a) ~~0.0%, or (y) a~~the rate per annum ~~(expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates~~calculated by the FRBNY, based on such day’s overnight federal funds transactions ~~with members of the Federal Reserve System arranged by~~(as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds ~~brokers on such day, as~~effective rate (which rate is, in general, published by the ~~Federal Reserve Bank of New York~~FRBNY on the FRBNY Business Day ~~next~~immediately succeeding such day), provided that ~~(a)~~ if ~~the day for which~~ such ~~rate is to be determined~~day is not a FRBNY Business Day, then the Federal Funds Effective Rate ~~for such day~~

shall be such rate ~~on such transactions on the next preceding Business Day as so published~~as in effect on the FRBNY Business Day ~~succeeding such next~~immediately preceding ~~Business~~ such ~~D~~day, and (b) ~~if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank~~zero (0.0%).

“Federal Reserve Form” means a Form FR U-1 duly completed by the Bank and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Bank, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Financial Contract” means (a) any rate, basis, commodity, currency, debt, equity or other swap or swaption, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt, equity or other futures or forward agreement, (d) any rate, basis, commodity, currency, debt, equity or other option, (e) any derivative, (f) any financial instrument whose value is derived from the value of something else, (g) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point or points in time, (h) any “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code of the United States, (i) any foreign currency contract, repurchase agreement, reverse repurchase agreement, dollar roll, credit-linked note, indexed security, collateralized debt obligation, firm or standby commitment agreement, securities lending agreement, or when-issued contract, and (j) any other similar arrangement.

“Financial Contract Liability” means, as of any date and with respect to each Financial Contract to which a Borrower is a party, the liability of such Borrower in respect of such Financial Contract determined on a mark-to-market basis, provided that if for purposes of financial reporting such liability or other obligation is required to be reported by the Borrower on a notional basis, then such liability will be the notional amount of such Financial Contract.

“Floor” means ~~the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to LIBOR~~a rate of interest per annum equal to 0.0%.

“Foreign Lender” means, in the event the Bank is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, the Bank.

“FRBNY” shall mean the Federal Reserve Bank of New York.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Fund” means a Series listed on Schedule 1.

“Fundamental Policies” means, with respect to each Borrower, collectively, (a) the policies and objectives for, and limits and restrictions on, investing by such Borrower set forth in its Agreement Offering Document which may be changed only by a vote of a majority of such Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (b) all policies limiting the incurrence of Indebtedness by such Borrower set forth in its Agreement Offering Document, in the case of clauses (a) and (b), as the same may be amended, supplemented or otherwise modified in connection with a Fundamental Transaction permitted under Section 7.3 between one or more Funds, pursuant to which the Fundamental Policies of one of such Funds become the Fundamental Policies of the surviving Fund.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“ICA” means the Investment Company Act of l940.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all Financial Contract Liabilities of such Person, (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness, and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the applicable Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Indirect Fund” means an investment company (the “acquiring company”) that beneficially owns (a) in excess of 3.0% of the voting stock of any other investment company (other than a money market fund), (b) one or more securities, issued by another investment company (other than a money market fund), the aggregate value of which exceeds 5.0% of the total assets of the acquiring company, or (c) one or more securities, issued by other investment companies (other than money market funds), the aggregate value of which exceeds 10.0% of the total assets of the acquiring company.

“Interfund Loan” means any loan made by a Borrower to, or made to a Borrower by, a mutual fund, closed-end fund or other pooled-investment vehicle, whether or not registered under the ICA.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Financial Contracts) of such Person to (a) cash, currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Financial Contract, or (c) any other medium for investment.

“Investment Adviser” means, with respect to each Borrower, the investment adviser or investment manager therefor.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H, or in such other form as may be acceptable to the Bank in its sole and absolute discretion.

~~“LIBOR” means the London interbank offered rate for U.S. dollars.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien,

pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Loan” means a loan made pursuant to Section 2.2.

“Loan Documents” means this Credit Agreement, the Notes, each Joinder Agreement, and each effective Removal Notice, and all other agreements evidencing or securing the obligations of one or more of the Borrowers hereunder or thereunder, together with all amendments, supplements or other modifications thereto.

“Managing Body” means, with respect to any Person, the board of directors thereof, the board of trustees thereof, or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, with respect to each Borrower, a material adverse effect on (a) the property, assets, income or financial condition of such Borrower, (b) the ability of such Borrower to perform any of its monetary or other material obligations under any Loan Document, or (c) the rights of, or benefits available to, the Bank with respect to such Borrower under any Loan Document.

“Material Indebtedness” means, with respect to each Borrower at any time, Indebtedness (other than Indebtedness under the Loan Documents) of such Borrower in an aggregate principal amount exceeding the Threshold Amount.

“Maturity Date” means, with respect to each Loan to each Borrower, the earliest to occur of (a) the thirtieth (30th) day after the making of such Loan, (b) the Scheduled Commitment Termination Date, and (c) the date on which the outstanding principal balance of the Loans to such Borrower shall otherwise become due and payable in accordance herewith.

“Maximum Borrowing Value” means, at any time with respect to each Borrower’s assets constituting (a) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time, provided that, with respect to each Non-Margin Asset, until such time, if any, as the Bank shall have notified the Borrowers in writing of the Bank’s reasonable determination of the good faith loan value of such Non-Margin Asset, the Borrowers may assume that the good faith loan value of such Non-Margin Asset is equal to 85% of the book value thereof.

“Measurement Date” means, with respect to each Borrower at any time, (a) except as otherwise provided in clause (b) below, the date of the most recent audited financial statements of such Borrower which were furnished to the Bank prior to the date of this Credit Agreement, or (b) in the event that the Scheduled Commitment Termination Date shall have been extended, the date of the most recent annual audited financial statements of such Borrower which were delivered to the Bank as of the date the Scheduled Commitment Termination Date was most recently so extended.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

“Net Asset Value” means, with respect to each Borrower at any time, an amount equal to the Adjusted Total Net Assets of such Borrower minus the Adjusted Senior Debt of such Borrower.

“Non-Margin Assets” means, with respect to each Borrower at any time, the assets of such Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 1.4(b).

“Note” means a promissory note, substantially in the form of Exhibit A, made by the Borrowers and payable to the Bank, including all replacements thereof and substitutions therefor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

~~“One-month Eurodollar Rate” means, with respect to any Overnight Rate Loan as of any date, the higher of (a) 0.0%, and (b)(i) the Screen Rate at approximately 11:00 a.m., London time on such date (or, if such date is not a Business Day, the immediately preceding Business Day), as the rate for one month Dollar deposits in the London interbank market, multiplied by (ii) the Statutory Reserve Rate.~~

“Ordinary Course Lien” means, with respect to any Borrower at any time, any Lien on the assets or other property of such Borrower referred to in Section 7.2(a), (b), (c), (d) or (e)(i).

“Ordinary Liabilities” means, with respect to each Borrower at any time, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Borrower other than (a) Senior Debt, (b) Financial Contract Liabilities, (c) Secured Liabilities, and (d) Segregated Liabilities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust, and (e) with respect to any other Person, the constituent documents thereof.

“Other Connection Taxes” means, with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Tax (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) ~~the One-month Eurodollar Rate~~Adjusted Daily Simple SOFR in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect on such day plus (ii)(A) in the event such day occurs during a Benchmark Unavailability Period, 0.10%, and (B) in all other events, 0.0%, and (c) 0.0%. Any change in the Overnight Rate due to a change in ~~the One-month Eurodollar Rate~~Adjusted Daily Simple SOFR or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in ~~the One-month Eurodollar Rate~~Adjusted Daily Simple SOFR or the Federal Funds Effective ~~Rate.~~

~~“Overnight Rate Loan” means a Loan (or any portion thereof) bearing interest based on the Overnight~~ Rate.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Investments” means, with respect to each Borrower at any time, all Investments of such Borrower, in each case (a) to the extent such Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by such Borrower is in conformity with its Current Offering Document.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of an ERISA Group for employees of any Person which was at such time a member of an ERISA Group.

“Pro-rata Share” means, with respect to each Borrower at any time, the percentage equal to a fraction, the numerator of which is the Reported NAV of such Borrower, and the denominator of which is the aggregate Reported NAVs of all Borrowers.

“Projections” means projections, pro forma financial information, financial estimates, forecasts or forward-looking information.

~~“~~Reference Time~~” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Bank in its reasonable discretion.~~

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors ~~of the Federal Reserve System~~ or the ~~Federal Reserve Bank of New York~~FRBNY, or a committee officially endorsed or convened by the Board of Governors ~~of the Federal Reserve System~~ or the ~~Federal Reserve Bank of New York~~FRBNY, or any successor thereto.

“Removal Notice” means a removal notice substantially in the form of Exhibit I, or in such other form as may be acceptable to the Bank in its sole and absolute discretion.

“Reported NAV” means, with respect to any Borrower, the aggregate net assets of such Borrower most recently reported by such Borrower.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to each Borrower, (a) any dividend or other distribution by such Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by such Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Borrower on account of the purchase, redemption, retirement, acquisition, cancellation, defeasance or termination of any such shares, units or other equity interests; provided, however, that any dividend, distribution or other payment payable solely in shares of common stock of such Borrower shall not constitute a “Restricted Payment”.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory which is the subject or target of country-based or region-based (not individual- or entity-based) Sanctions.

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanction.

“Sanctions” has the meaning set forth in Section 4.15(a).

“Scheduled Commitment Termination Date” means ~~May~~March 2~~6~~2, 202~~2~~3 .

~~“Screen Rate” means, as of any date, the rate per annum equal to LIBOR administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or, in the event such rate does not appear on such screen, on any successor or substitute screen that displays such rate, or on the appropriate screen of such other publicly available source as reasonably designated by the Bank from time to time for purposes of providing quotations of LIBOR).~~

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Liability” means, with respect to each Borrower at any time, each liability of such Borrower secured by a Lien on property (other than Excluded Assets).

“Securities Act” means the Securities Act of 1933.

“Segregated Liability” means, with respect to each Borrower at any time, each liability or other obligation of such Borrower relating to assets (other than Excluded Assets) that have been segregated or are otherwise subject to margin arrangements (including assets segregated by such Borrower to comply with Section 18 of the ICA with respect to Financial Contracts).

“Senior Debt” means, with respect to each Borrower as of any date, the aggregate amount of Senior Securities Representing Indebtedness of such Borrower.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Series” means a separate series or portfolio of the Company.

“Significant Policies” means, with respect to each Borrower, collectively, (a) the Fundamental Policies of such Borrower, and (b) the following, in each case except to the extent that such Borrower is not obligated to make (and does not make) any filing in respect of any change thereto under the Securities Act (including Rule 485 thereof), and is not obligated to send (and does not send) written notice of any change thereto to its shareholders: (i) the stated investment objective(s) with respect to such Borrower as set forth under the section “Summary—Investment Objective” in its Prospectus dated July 29, 2020, as such objective(s) may have been amended, supplemented or otherwise modified with the consent of the Bank pursuant to Section 1.7, and (ii) the enumerated investment restrictions with respect to such Borrower as set forth under the section “Investment Restrictions” in its Statement of Additional Information dated July 29, 2020, as such limitations may have been amended, supplemented or otherwise modified with the consent of the Bank pursuant to Section 1.7, in the case of this clause (b), as the same may be amended, supplemented or otherwise modified in connection with a Fundamental Transaction permitted under Section 7.3 between one or more Funds, pursuant to which the Significant Policies of one of such Funds become the Significant Policies of the surviving Fund.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the~~ .

“ SOFR ~~Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day~~Adjustment” means a percentage equal to 0.10% per annum.

“SOFR Administrator” means the ~~Federal Reserve Bank of New York~~FRBNY (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the ~~Federal Reserve Bank of New York~~FRBNY, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“Status” has the meaning set forth in Section 4.16.

~~“~~Statutory Reserve Rate~~” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one~~ minus ~~the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Bank is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. To the extend based on the One-month Eurodollar Rate, Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any

Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TBC” means Tweedy, Browne Company LLC, a Delaware limited liability company.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means, a notification by the Bank to the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means, the determination by the Bank that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Bank and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.5(a) that is not Term SOFR.~~

“Threshold Amount” means, with respect to each Borrower at any time, the lesser of (a) 1.0% of the aggregate Net Asset Value of such Borrower, and (b) $5,000,000.

“Total Net Assets” means, with respect to each Borrower at any time, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Borrower less (b) the Ordinary Liabilities of such Borrower.

“Transactions” means, with respect to each Borrower, the (a) execution, delivery and performance by such Borrower of each Loan Document to which it is a party, (b) borrowing of Loans by such Borrower, and (c) use by such Borrower of the proceeds of such Loans.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3 Accounting Terms

As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation by any Borrower of any financial ratio or requirement set forth in this Credit Agreement and (i) such Borrower notifies the Bank that such Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (ii) the Bank so objects, then such Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by such Borrower or the Bank, as the case may be, or such Borrower and the Bank otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement by each Borrower shall be consistent with such Borrower’s financial statements required to be delivered hereunder.

Section 1.4 Liability; Non-Recourse Persons

(a) Notwithstanding anything to the contrary contained in any Loan Document, the obligations and liabilities of each Borrower under this Credit Agreement and the other Loan Documents shall be several and neither joint nor joint and several. Each liability or obligation incurred under the Loan Documents by a Borrower will be incurred solely for the account of such Borrower. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto acknowledge and agree that the sole source of payment of each liability or obligation incurred under the Loan Documents by a Borrower shall be the revenues and assets of such Borrower.

(b) The Bank hereby agrees for the benefit of each and every trustee, director, and officer of, and each record owner of any outstanding shares of, a Borrower (each a “Non-Recourse Person”) that (i) no Non-Recourse Person shall have any personal liability for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; and (ii) no claim against any Non-Recourse Person or any property thereof may be made for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by such Borrower hereunder or thereunder.

Section 1.5 ~~Interest~~ Rates; ~~LIBOR Notification~~Conforming Changes

(a) The ~~interest rate on Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration Limited (together with any successor thereto, the “~~IBA~~”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 3.5(b) and (c) provide the mechanism for determining an alternative rate~~

~~of interest. The Bank will notify the Borrower, pursuant to Section 3.5(e), of any change to the reference rate upon which the interest rate on Loans is based. However, the~~ Bank does not warrant or accept ~~any~~ responsibility for, and shall not have any liability with respect to~~,~~ (i) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate~~Overnight Rate, the Benchmark, any component definition thereof or ~~other~~ rates referred to in the definition ~~of “LIBOR” or with respect to~~thereof or any alternative ~~or~~, successor or replacement rate thereto~~, or replacement rate thereof~~ (including~~, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.5(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of~~ any Benchmark Replacement ~~Conforming Changes pursuant to Section 3.5(d)~~), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate~~, as it may or may not be adjusted pursuant to Section 3.5,~~ (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ~~LIBOR~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate~~Overnight Rate, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Bank and its affiliates or other related entities may engage in transactions that affect the calculation of the Overnight Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Bank may select information sources or services in its reasonable discretion to ascertain the Overnight Rate or the Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to any Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b) In connection with the use or administration of Adjusted Daily Simple SOFR, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Bank will promptly notify the Borrowers of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Daily Simple SOFR.

Section 1.6 Projections

Notwithstanding anything in any Loan Document to the contrary, neither the Company nor any Borrower shall be required thereby to provide to the Bank any Projections.

Section 1.7 Changes in Certain Significant Policies

Each Borrower may from time to time notify the Bank in writing in advance of any proposed amendment, supplement or other modification to its Significant Policies (other than any Fundamental Policy) and request that the Bank consent thereto. The Bank will endeavor to respond to each such request within ten (10) Business Days of its receipt of such request, provided that (a) the Bank may, in its sole and absolute discretion, consent to or reject any such amendment, supplement or other modification, and (b) any failure by the Bank to respond to such request within such ten (10) Business Day period shall be deemed to be a rejection of such request.

ARTICLE 2. THE CREDITS

Section 2.1 Commitment

Subject to the terms and conditions set forth herein, the Bank agrees to make loans in Dollars to each Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Borrower Commitment Termination Date with respect to such Borrower, provided that immediately after giving effect thereto, the aggregate outstanding principal balance of all Loans would not exceed the Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans.

Section 2.2 Loans

To request a Loan, a Borrower shall make a telephonic Borrowing Request to the Bank, not later than 1:00 p.m., Eastern time, on the Business Day of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail transmission or facsimile to the Bank of a duly executed Borrowing Request duly signed by or on behalf of such Borrower. Each such telephonic and written Borrowing Request shall specify: (I) the requested date for such Loan (which shall be a Business Day) and (II) the amount of such Loan, which shall be in an Approved Amount. Subject to the terms and conditions set forth herein, the Bank will make such Loan available to such Borrower on such proposed date by promptly transferring the amount of such Loan to the bank account designated in the applicable Borrowing Request.

Section 2.3 Termination and Reduction of Commitment

(a) Unless previously terminated, the Commitment shall terminate on the Scheduled Commitment Termination Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, without premium or penalty, the Commitment, provided that (i) the Borrowers may not terminate or reduce the Commitment if, immediately after giving effect thereto and to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5, the outstanding principal balance of the Loans would exceed the Commitment, and (ii) each such reduction shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

(c) The Borrowers shall notify the Bank of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable and any termination or reduction of the Commitment hereunder shall be permanent. Each termination or reduction of the Commitment shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2. Notwithstanding the foregoing, the Borrowers may rescind (or delay the date of the Commitment termination or reduction identified

in) any notice of termination or reduction under this clause (c) if such termination or reduction would have been in connection with a refinancing of all or a portion of the Commitments and/or the Loans or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

(d) In the event that any Borrower makes any Restricted Payment at any time that both (i) all or any portion of the principal of any Loan to such Borrower is outstanding, and (ii) immediately before or after giving effect thereto (x) an Event of Default with respect to such Borrower shall exist or would occur, or (y) a Default with respect to such Borrower shall exist or would occur under Section 7.7(a), then the Commitment with respect to such Borrower shall immediately and automatically terminate and, upon such termination, such Borrower shall immediately pay to the Bank an amount equal to the outstanding principal balance of its Loans, all accrued and unpaid interest thereon, such Borrower’s Pro-rata Share of all accrued and unpaid fees under Section 3.2, and all other sums then owing (whether or not then due, other than contingent indemnification obligations for which no claim has been made) by such Borrower under the Loan Documents.

Section 2.4     Repayment of Loans

(a) Each Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date therefor.

(b) In the event that on any date, any Borrower shall fail to be in compliance with Section 7.7(a), such Borrower shall within one (1) Business Day repay its Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, such Borrower is in compliance with Section 7.7(a).

(c) In the event that on any date, any Borrower shall fail to be in compliance with Section 7.7(b), such Borrower shall immediately repay its Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, such Borrower is in compliance with Section 7.7(b).

(d) In the event that on any date, any Borrower shall be a Deemed Leverage Borrower, such Borrower shall immediately repay the aggregate outstanding principal balance of its Loans in full.

(e) In the event that on any date, any Borrower shall have an Interfund Loan outstanding (whether as the lender or borrower thereof), such Borrower shall immediately repay the aggregate outstanding principal balance of its Loans in full.

(f) In the event that on any date, the aggregate outstanding principal balance of the Loans exceeds the Commitment, the Borrowers shall immediately prepay the outstanding principal balance of the Loans in an aggregate amount equal to such excess.

Section 2.5     Voluntary Prepayments

Each Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 3.7), to prepay any Loan made to such Borrower in whole or in part. Such Borrower shall notify the Bank by telephone (confirmed by e-mail transmission or facsimile) of any prepayment hereunder not later than 2:00 p.m., Eastern time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the Borrower, the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of the Loans pursuant to this Section 2.5 shall be in an Approved Amount. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

Section 2.6    Payments Generally

Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its office at 240 Greenwich Street, New York, New York 10286, or such other office as to which the Bank may notify such Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Bank from a Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents from such Borrower, such funds shall be applied to the obligations owing by such Borrower to the Bank under the Loan Documents: (i) first, to payment of such amounts then due under the Loan Documents (excluding principal, interest and fees), in such order as the Bank may choose, (ii) second, to such interest and fees then due under the Loan Documents, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances.

Section 2.7    Evidence of Debt

The Loans made by the Bank to each Borrower shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to such Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower hereunder to pay any amount owing by it under the Loan Documents. Upon the request of the Bank, the Borrowers shall execute and deliver to the Bank a Note, which shall evidence the Loans in addition to such accounts or records.

Section 2.8    Addition and Removal of Borrowers

(a) At any time and from time to time (but no more frequently than once per calendar quarter), the Borrowers may, at their sole cost, expense and effort, request that one or more Series be added hereto as a “Fund” for all purposes of the Loan Documents (each a “New Fund”), in each case by submitting to the Bank a proposed Joinder Agreement executed by each Borrower and by the Company on behalf of and for the account of such New Fund and, upon the execution and delivery thereof by the Bank, (x) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (y) Schedule 1 hereto shall be automatically amended and restated in the form of Schedule 1 to such Joinder Agreement. Notwithstanding anything to the contrary herein contained, the parties hereto agree that (x) the Bank may or may not execute or deliver any proposed Joinder Agreement in its sole and absolute discretion, and (y) the Bank may (in its sole and absolute discretion) condition its execution and delivery of each proposed Joinder Agreement upon (1) such New Fund satisfying its then-effective credit criteria, (2) the completion of its due diligence with respect to each such New Fund, (3) its receipt of such internal credit approval, acceptable lien search results, certificates, financial statements, opinions of counsel and other documents and information as the Bank may require (including, without limitation, in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies), (4) the payment of any fee charged by, or reasonable and documented out-of-pocket cost or expense of, the Bank, and (5) such other criteria as the Bank may, in its sole and absolute discretion, choose.

(b) At any time and from time to time the Borrowers may elect to remove any Fund (each a “Departing Fund”) as a “Fund”, in each case by submitting a Removal Notice executed by the Borrowers to the Bank, provided that such removal shall not be effective (i) until the “Removal Date” specified in such Removal Notice (which shall not be fewer than three (3) Business Days after the date of receipt of such Removal Notice by the Bank, unless the Bank shall otherwise agree in its sole and absolute discretion), and (ii) unless on or prior to such Removal Date, the Bank shall have received payment of the following through and including such Removal Date: (w) the outstanding principal balance of all Loans made to the Borrower composed of such Departing Fund, (x) all accrued and unpaid interest thereon, (y) all fees and expenses owing under the Loan Documents by the Borrower composed of such Departing Fund, and (z) all other monetary obligations owing under the Loan Documents by the Borrower composed of such Departing Fund. Upon the effectiveness of a Removal Notice as herein provided, (I) each such Departing Fund shall cease to be a “Fund” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (II) the Company, acting on behalf of and for the account of each such Departing Fund, shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (III) Schedule 1 hereto shall be automatically amended and restated in the form of Schedule 1 to such Removal Notice.

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1    Interest

(a) Each Loan made to a Borrower shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default with respect to such Borrower has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing by such Borrower under the Loan Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Overnight Rate plus 2.00%.

(b) Accrued and unpaid interest on each Loan shall be payable in arrears on the Maturity Date applicable thereto, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The Overnight Rate, Adjusted Daily Simple SOFR, and the Federal Funds Effective ~~Rate, and the One-month Eurodollar~~ Rate shall each be determined by the Bank in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

Section 3.2    Fees

Each Borrower shall pay to the Bank such Borrower’s Pro-rata Share of a commitment fee which shall accrue during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 9.6 to but excluding the Agreement Commitment Termination Date with respect to such Borrower at a rate per annum equal to the Commitment Fee Rate on the daily amount of the excess of the Commitment over the aggregate outstanding principal balance of the Loans. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitment is reduced and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.3    Increased Costs

(a) If any Change in Law shall ~~(i)~~

(i)     impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Bank ~~(except any reserve requirement reflected in the Overnight Rate, the Federal Funds Effective Rate, or the One-month Eurodollar Rate, as the case may be); (ii)~~ ;

(ii)      subject the Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or ~~(iii)~~

(iii) impose on the Bank ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or ~~the~~ Loans;

and the result of any of the foregoing shall be to increase the cost to the Bank of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to the Bank, or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or any other amount) then, upon request of the Bank, each Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered to the extent attributable to such Borrower, provided that in the event any such additional amount is attributable to two or more Borrowers but is not readily allocable among such Borrowers (such additional amount, an “Unallocable Amount”; and each such Borrower an “Increased Cost Borrower”), then with respect to such Unallocable Amount, each Increased Cost Borrower shall pay its Modified Pro-rata Share thereof, with “Modified Pro-rata Share” being defined as, with respect to each such Increased Cost Borrower at any time, the percentage equal to a fraction, the numerator of which is such Increased Cost Borrower’s Reported NAV and the denominator of which is the aggregate Reported NAVs of all such Increased Cost Borrowers.

(b) If the Bank determines that any Change in Law affecting the Bank or any lending office of the Bank or the Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of this Credit Agreement, the Commitment or the Loans to a level below that which the Bank or the Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to liquidity and capital adequacy), then from time to time each Borrower will pay to the Bank such Borrower’s Pro~~-~~ rata Share of such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered.

(c) A certificate of the Bank setting forth the Bank’s reasonable good faith determination of the additional amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten days after receipt thereof. In determining such additional amounts of compensation, the Bank will act reasonably and in good faith.

(d) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that the Bank notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90~~-~~ day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.4    Taxes

(a)     For purposes of this Section 3.4, the term “applicable law” includes FATCA.

(b)     Any and all payments by or on account of any obligation of a Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Borrower) requires the deduction or withholding of any Tax from any such payment by such Borrower, then such Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)     The applicable Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Bank timely reimburse it for the payment of, any Other Taxes.

(d)     The applicable Borrower shall indemnify the Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by the Bank or required to be withheld or deducted from a payment to the Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to applicable Borrower by the Bank shall be conclusive absent manifest error.

(e)     [Reserved].

(f)     As soon as practicable after any payment of Taxes by the applicable Borrower to a Governmental Authority pursuant to this Section 3.4, such Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

(g)    (i) To the extent the Bank is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the applicable Borrower, at the time or times reasonably requested by such Borrower, such properly completed and executed documentation reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Bank, if reasonably requested by the applicable Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower as will enable such Borrower to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject the Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Bank.

(ii) Without limiting the generality of the foregoing, if the applicable Borrower is a U.S. Person:

(A) any Person constituting the Bank, if it is a U.S. Person, shall deliver to the applicable Borrower on or prior to the date on which such Person becomes the Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of IRS Form W-9 certifying that the Bank is exempt from U.S. federal backup withholding tax;

(B) any Person constituting the Bank, if it is a Foreign Lender, shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes the Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), whichever of the following is applicable:

(1)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)     executed copies of IRS Form W-8ECI;

(3)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(C) any Person constituting the Bank, if it is a Foreign Lender, shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes the Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Banks shall deliver to the applicable Borrower at the time or times prescribed by law and at such time or times reasonably requested by such Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower as may be necessary for such Borrower to comply with its obligations under FATCA and to determine that the Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

The Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this Section 3.4 shall survive any assignment of rights by the Bank, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section ~~3.4~~3.5 ~~LIBOR Unavailability; Alternate Rate of Interest~~Inability to Determine Rates

~~(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.5, if prior to the commencement of any Loan:~~

~~(i)~~ If the Bank determines (which determination shall be conclusive and binding absent manifest error) that ~~adequate and reasonable means do not exist for ascertaining LIBOR for~~“Adjusted Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any ~~one-month period, provided that no Benchmark Transition Event shall have occurred at~~given day, the interest rate on the Loans shall be determined by the Bank without reference to clause (a) of the definition of “Overnight Rate” until the Bank revokes such ~~time; or~~determination.

~~(ii) Dollar deposits for a period of one month are not being offered to banks in the London interbank eurodollar market for the applicable amounts; or~~

~~(iii) the Bank determines (which determination shall be conclusive and binding absent manifest error) that one month LIBOR rate will not adequately and fairly reflect the cost to the Bank of making or maintaining the Loan;~~

~~then the Bank shall give notice thereof to the Borrower by telephone, telecopy or electronic mail as promptly as practicable thereafter. Until such relevant notice has been withdrawn by the Bank, the Overnight Rate shall be equal to the higher of (i) the Federal Funds Effective Rate~~ plus ~~0.50%, or (ii) 0.0%.~~

~~(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Credit Agreement or any other Loan Document, or further action or consent of the Borrower.~~

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Bank has delivered to the Borrower a Term SOFR Notice. For the avoidance of doubt, the Bank shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

Section 3.6 Illegality

If the Bank determines that any applicable law, rule or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Adjusted Daily Simple SOFR, or to determine or charge interest based upon SOFR or Adjusted Daily Simple SOFR, then, upon notice thereof by the Bank to the Borrowers (an “Illegality Notice”), the interest rate on which Loans shall, if necessary to avoid such illegality, be determined by the Bank without reference to clause (a) of the definition of “Overnight Rate” until the Bank notifies the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, each Borrower shall, if necessary to avoid such illegality, upon demand from the Bank, prepay all Loans made to such Borrower immediately. Upon any such prepayment, such Borrower shall also pay accrued interest on the amount so prepaid.

Section 3.7 Benchmark Replacement Setting

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Bank and the Borrowers may amend this Credit Agreement to replace the then-current Benchmark with a Benchmark Replacement.

~~(d)~~ (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

~~(e)~~ (c) Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrowers of (i) the implementation of any ~~occurrence of a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related~~ Benchmark Replacement ~~Date,~~and (ii) the ~~implementation of any Benchmark Replacement, (iii) the~~ effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes,~~. The Bank will notify the Borrowers of (~~iv~~x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 3.7(~~f~~d) ~~below~~ and (~~v~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 3.~~5~~7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent ~~of~~from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.7.

(d) Unavailability of Tenor of Benchmark.~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate ~~(including Term SOFR or LIBOR)~~ and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Bank may modify the ~~tenor~~definition, if any, of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the ~~tenor~~definition, if any, of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

~~(g)~~ (e) Benchmark Unavailability Period. During ~~any~~a Benchmark Unavailability Period ~~or at any time that a tenor for~~, the component of the Overnight Rate based upon the then-current Benchmark ~~is~~will not ~~an Available Tenor,~~be used in any determination of the Overnight Rate ~~shall be equal to the higher of (i) Federal Funds Effective Rate plus 0.50% or (ii) 0.0%~~.

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES

Each Borrower, in order to induce the Bank to enter into this Credit Agreement and make Loans to such Borrower, hereby makes the following representations and warranties to the Bank:

Section 4.1     Organization and Power

The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. The Company has all requisite power and authority to own its property and to carry on its business as now conducted.

Section 4.2     Authority and Execution; Affected Financial Institution

Such Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary action, and the Company is in full compliance with its Organization Documents. Such Borrower has duly executed and delivered the Loan Documents to which it is a party. Such Borrower is not an Affected Financial Institution.

Section 4.3     Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of such Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.4     Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of such Borrower) pending or, to the knowledge of such Borrower, threatened in writing against it or the Company or maintained by it or the Company that may affect the property or rights of such Borrower, that (a) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document to which such Borrower is a party, or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 4.5     Approvals and Consents

No consent, authorization or approval of, filing with, notice to, or exemption by, the holders of any securities issued by such Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by such Borrower of, and the performance by such Borrower of its obligations under, the Loan Documents to which it is a party or is required as a condition to the validity or enforceability of the Loan Documents to which it is a party with respect to or against such Borrower or its property or assets, other than any such consent, authorization, approval, filing or notice that has been obtained or completed, as the case may be, by such Borrower. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by such Borrower or performance by such Borrower of its obligations under, or affect the validity with respect to or against such Borrower of, the Loan Documents to which it is a party.

Section 4.6     No Conflict

Neither the Company nor any Series is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. The execution, delivery and performance by such Borrower of the terms of the Loan Documents to which it is a party, the Loans to such Borrower and the use by such Borrower of the proceeds thereof (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Company or such Borrower, or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Loan Documents) upon the property of such Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and (b) are not inconsistent with its Significant Policies.

Section 4.7     Taxes

The Company and each Series has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, and no tax Liens have been filed against such Borrower or any of its property. The charges, accruals and reserves on the books of such Borrower with respect to all federal, state, local and other Taxes are adequate, and such Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against the Company or any Series which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8     Compliance

Neither the Company nor any Series is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except (a) such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor, or (b) where exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Company and each Series is complying in all respects with all applicable statutes and regulations, including the ICA and the Securities Act, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except (a) such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor, or (b) where exemptive relief or no-action relief has been obtained therefrom and remains in effect.

Section 4.9     Property

Such Borrower has good title to all of its property with respect to which the absence of such title could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, subject to no Liens other than Permitted Liens.

Section 4.10     Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrowers, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by such Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

Section 4.11     No Material Adverse Effect

Since the Measurement Date with respect to such Borrower, such Borrower has conducted its businesses only in the ordinary course and there has been no event or occurrence that has resulted in a Material Adverse Effect with respect to such Borrower.

Section 4.12     Material Agreements

Each of the following with respect to such Borrower is in full force and effect, except to the extent that the same have been amended, restated, modified or replaced, in each case with the same Investment Adviser, Custodian, administrator, or any Affiliate of any of the foregoing, as applicable: (a) the investment advisory agreement between such Borrower and its Investment Adviser, (b) its Custody Agreement, and (c) the administration agreement between such Borrower and the administrator therefor.

Section 4.13     Financial Condition

The statement of assets and liabilities of such Borrower as of the Measurement Date applicable thereto and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been furnished to the Bank, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14     No Misrepresentation

(a)     No representation or warranty of such Borrower contained in any Loan Document and no certificate or report from time to time furnished by such Borrower to the Bank in connection with the transactions contemplated thereby, taken as a whole, contains or will contain a misstatement of material fact, or, to the best knowledge of such Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not materially misleading in the light of the circumstances under which made; provided that with respect to any Projections furnished by or on behalf of such Borrower, such Borrower only represents that such Projections were prepared in good faith on the basis of assumptions believed by such Borrower to be reasonable at the time of preparation thereof (it being understood and agreed that any such Projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of such Borrower and that no assurance can be given that any particular Projections will be realized, that actual results during the period or periods covered by such Projections may differ from projected results and that such differences may be material).

(b)     As of the Effective Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.

Section 4.15     Sanctions, Etc.

(a)     No Affected Person with respect to such Borrower is, or is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, including, as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(b)     No Affected Person with respect to such Borrower or any Person that owns or controls (directly or indirectly) such Borrower or receives (directly or indirectly) any proceeds of any Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction in violation of Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iv) has violated any Anti-Terrorism Law.

(c)     No Affected Person with respect to such Borrower or any Person that owns or controls (directly or indirectly) such Borrower, or receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d)     Each Affected Person with respect to such Borrower is in compliance with the FCPA and each foreign counterpart thereof. No such Affected Person has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any such Affected Person or any other Person in violation of the FCPA.

(e) Such Borrower has implemented and maintains, and is in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with respect to such Borrower with all applicable laws regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

Notwithstanding the foregoing, the representations and warranties in this Section 4.15 are made to such Borrower’s knowledge as it relates to Persons other than such Borrower, the Company, the Fund comprising such Borrower, and any subsidiary of the Company.

Section 4.16     Investment Company Status

(a) Such Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is an “open-end company” within the meaning of Section 5 of the ICA, (iv) (X) on and as of the Effective Date, it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, the Bank, and (Y) since the Effective Date, it has not taken any action or failed to take any action that would cause it to be either an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, or an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, the Bank, (v) it is not an Indirect Fund, (vi) it has only one series of capital stock, and (vii) it is in compliance in all material respects with its Significant Policies.

(b) Such Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and its Significant Policies.

(c) Such Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 4.17     ERISA

Neither the Company nor any Series (a) is, or has been in the last five (5) years, a member of an ERISA Group or (b) has any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available: (i) the execution and delivery of the Loan Documents by such Borrower and the Bank, (ii) the incurrence of any obligation under the Loan Documents by such Borrower or the Bank, (iii) the making of any Loan to such Borrower, (iv) the payment by such Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation by such Borrower or the Bank of any other transaction contemplated by the Loan Documents.

ARTICLE 5.     CONDITIONS

Section 5.1     Effective Date

The obligation of the Bank to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 9.2 (and the Bank shall notify the Borrowers of the Effective Date, and such notice shall be conclusive and binding):

(a)     The Bank shall have received either (i) an original counterpart of this Credit Agreement signed on behalf of each Borrower or (ii) written evidence satisfactory to the Bank (which may include electronic transmission of a .pdf copy of a signed signature page of this Credit Agreement) that each Borrower has signed a counterpart of this Credit Agreement.

(b)     The Bank shall have received either (i) an original Note, dated the Effective Date, signed on behalf of each Borrower or (ii) written evidence satisfactory to the Bank (which may include electronic transmission of a .pdf copy of the signed Note) that each Borrower has signed the Note.

(c)     The Bank shall have received favorable written opinions (addressed to the Bank and dated the Effective Date) from Miles & Stockbridge, Maryland counsel to the Borrowers, and Skadden, Arps, Slate, Meagher & Flom, LLP, New York counsel to the Borrowers, in each case in form and substance reasonably acceptable to the Bank. Each Borrower hereby requests such counsel to deliver such opinion.

(d)     The Bank shall have received a certificate, dated the Effective Date and signed by authorized representatives of the Borrowers, substantially in the form of Exhibit D hereto, and in all other respects satisfactory to the Bank.

(e)     The Bank shall have received a copy of an initial Federal Reserve Form, substantially in the form of Exhibit E hereto, duly executed and delivered by or on behalf of the Borrowers, in form and substance acceptable to the Bank.

(f)     The Bank shall have received, with respect to each Borrower, Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against such Borrower disclosing that there are no Liens of record in such official’s office covering such Borrower or any asset or property thereof.

(g)     (x) The Bank shall have received such documents and information as it may have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies, and (y) at least five days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(h)     The Bank shall have received all fees and other amounts due and payable under the Loan Documents by each Borrower on or prior to the Effective Date, including, to the extent invoiced prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrowers hereunder.

Section 5.2     Each Credit Event

The obligation of the Bank to make each Loan to each Borrower is subject to the satisfaction of the following conditions:

(a)     The representations and warranties of such Borrower set forth in each Loan Document to which it is a party shall be true and correct on and as of the date of such Loan (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date) and such Borrower represents and warrants that immediately before and after giving effect to such Loan (i) such Borrower shall not be a Deemed Leverage Borrower or a borrower or a lender with respect to any Interfund Loan, and (ii) no Default with respect to such Borrower shall exist or would occur.

(b)     The Bank shall have received a written Borrowing Request signed by such Borrower setting forth the information required by Section 2.2(a).

(c)     To the extent required by Regulation U, the Bank shall have received (i) a copy of a Federal Reserve Form, duly executed and delivered by such Borrower and completed for delivery to the Bank, in form reasonably acceptable to the Bank, or (ii) a current list of Margin Stock and Non-Margin Assets of such Borrower, in a form reasonably acceptable to the Bank and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d)     The Bank shall have received such other documentation and assurances as shall be reasonably requested in writing by it in connection herewith.

Each request for each Loan by each Borrower shall be deemed to constitute a representation and warranty by such Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6.     AFFIRMATIVE COVENANTS

With respect to each Borrower, until the Borrower Commitment Termination Date with respect thereto shall have occurred and the principal of and interest on each Loan made to such Borrower and all fees and other amounts payable by such Borrower under the Loan Documents shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), such Borrower covenants and agrees with the Bank that:

Section 6.1     Financial Statements and Other Information

Such Borrower shall furnish or cause to be furnished to the Bank:

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of such Borrower, a copy of its statement of assets and liabilities as at the end of such fiscal year, together with the related schedule of investments and statements of operations and changes in net assets as of and through the end of such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for such Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b)     as soon as available, but in any event within 90 days after the end of the first semiannual accounting period in each fiscal year of such Borrower, a copy of such Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period;

(c)     as soon as available, but in any event not later than 45 days after the end of each quarterly accounting period in each fiscal year of such Borrower, a duly completed certificate of a duly authorized representative of such Borrower, substantially in the form of Exhibit F hereto;

(d)     if such Borrower shall have all or any portion of the principal amount of any Loan outstanding on the last day of a calendar month, as soon as available, but in any event not later than three (3) Business Days after the end of each calendar month, a duly completed certificate of a duly authorized representative of such Borrower, substantially in the form of Exhibit F hereto;

(e)     prompt written notice of any contest by such Borrower referred to in Sections 6.5 or 6.6;

(f)     promptly after the execution thereof, copies of all material amendments or other material changes to the Significant Policies of such Borrower, all investment advisory contracts to which such Borrower is a party, and any new investment advisory contracts entered into by such Borrower after the Effective Date;

(g)     prompt written notice in the event that such Borrower decides to seek the approval of its Managing Body or, if necessary, its shareholders to effect a change in any of its Significant Policies; and

(h)     promptly after request therefor (i) such other information as the Bank may request from time to time including in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies, and (ii) information and documentation, including an updated Beneficial Ownership Certification, requested by the Bank or any proposed assignee of the Bank for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws, including the Beneficial Ownership Regulation.

No Borrower shall be required pursuant to Sections 6.1(a), (b) or (c) to deliver or otherwise provide any information to the Bank to the extent such information is then readily available in printable form through the U.S. Securities and Exchange Commission’s EDGAR system or on any other website with respect to which such Borrower shall have provided prior written notice thereof to the Bank.

Section 6.2     Notice of Material Events

Such Borrower shall furnish or cause to be furnished to the Bank prompt written notice of the following, together with a statement of a duly authorized representative of such Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a) the occurrence of any Default with respect to such Borrower;

(b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting such Borrower that could in the good faith opinion of such Borrower reasonably be expected to result in a Material Adverse Effect with respect to such Borrower;

(c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to such Borrower; and

(d) any change in the information provided in the Beneficial Ownership Certification, if any, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 6.3     Legal Existence

The Company shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 6.4     Insurance

Such Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Bank, upon written request, full information as to the insurance carried.

Section 6.5     Payment of Indebtedness and Performance of Obligations

The Company and each Series shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect with respect to such Borrower, or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of such Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of Company or such Series, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6     Observance of Legal Requirements

The Company and each Series shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except (a) such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor, or (b) where exemptive relief or no-action relief has been obtained therefrom and remains in effect.

Section 6.7     Books and Records; Visitation

Such Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior written notice (which shall in no event be required to be more than (i) one Business Day prior, at any time that an Event of Default has occurred and is continuing, or (ii) five Business Days prior, at all other times) permit representatives of the Bank to visit the offices of such Borrower and to discuss the properties, assets, income and financial condition of such Borrower with the duly authorized representatives thereof and to inspect the books, property and records of such Borrower, and (c) upon the reasonable written request of the Bank, deliver to the Bank a detailed list of assets of such Borrower.

Section 6.8     Purpose of Loans

Such Borrower shall use the proceeds of each Loan made to it for its general business purposes, including the temporary financing of securities settlements, redemption of shares and dividend and capital gain distributions, provided that in no event shall the proceeds of such Loan be used for (a) purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to such Borrower or Regulation U, or (b) purposes other than such Borrower’s general business and working capital purposes.

Section 6.9     Maintenance of Status

Such Borrower will maintain at all times its Status.

Section 6.10     Post-closing Obligations

Such Borrower will deliver or caused to be delivered to the Bank, within 30 days of the Effective Date (a) an original of the signature page of this Credit Agreement signed by such Borrower, and (b) an original of the Note signed by such Borrower.

ARTICLE 7.     NEGATIVE COVENANTS

With respect to each Borrower, until the Borrower Commitment Termination Date with respect thereto and the principal of and interest on each Loan made to such Borrower and all fees and other amounts payable by such Borrower under the Loan Documents shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), such Borrower covenants and agrees with the Bank that:

Section 7.1     Indebtedness; Senior Securities

(a) Such Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i)     Indebtedness under the Loan Documents,

(ii)     Indebtedness (other than Indebtedness for borrowed money) constituting Financial Contract Liabilities, portfolio investments and investment techniques (1) incurred in the ordinary course of business, (2) permitted to be incurred in accordance with its Significant Policies, and (3) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause such Borrower to be in Default under Section 7.7,

(iii)     Indebtedness to its Custodian or any Affiliate of such Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities by or of such Borrower, (2) up to an aggregate amount not to exceed $2,000,000 at any one time outstanding to such Borrower under this clause (2), for temporary or emergency purposes of such Borrower, or (3) related to any foreign exchange transactions to which such Borrower is a party in the ordinary course of business,

(iv)     Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default with respect to such Borrower and so long as execution is not levied thereunder and in respect of which such Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Indebtedness in respect of such unsecured performance bond, and

(v)     so long as no Loan is outstanding to such Borrower, Indebtedness to any other investment company, mutual fund, closed-end fund or pooled investment vehicle, whether or not registered under the ICA, including any Interfund Loan.

(b) Such Borrower will not issue, sell, create, incur, assume or suffer to exist any Senior Security thereof, except Senior Securities Representing Indebtedness permitted by Section 7.1(a).

Section 7.2     Liens

Such Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which (i) are not delinquent, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(b) Liens imposed by law created in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles (i) securing amounts not yet due, or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(c) Liens arising out of judgments or decrees affecting the property attributable to such Borrower for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement thereof is stayed pending such contest;

(d) Liens created or arising under the Loan Documents;

(e)(i) Liens arising under its Custody Agreement and securing obligations (other than Indebtedness) of such Borrower thereunder, to the extent such obligations arose in the ordinary course of business, and (ii) Liens arising under its Custody Agreement and securing Indebtedness of such Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1; and

(f) Liens in respect of obligations of such Borrower arising from portfolio investments (including any Financial Contracts and reverse purchase agreements), securities lending and investment techniques, provided that each such obligation is incurred in the ordinary course of business and in accordance with its Significant Policies.

Section 7.3     Fundamental Changes

Neither the Company nor such Borrower will (a) divide, or consolidate or merge into or with any Person (each a “Fundamental Transaction”), or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property, except:

(a)     any Borrower (the “Non-Surviving Borrower”) may merge into, consolidate with, or sell or otherwise transfer all or substantially all of its property to, any other Borrower (the

“Surviving Borrower”), provided that (i) immediately before and after giving effect thereto, no Default with respect to either Borrower shall exist or would occur, (ii) such Borrower shall have given the Bank not fewer than ten (10) days written notice thereof, and (iii) the Surviving Borrower shall have assumed all of the obligations of the Non-Surviving Borrower under the Loan Documents, and the Bank shall have received evidence thereof reasonably satisfactory to the Bank,

(b)     any Borrower that, in accordance with Section 7.3(a), would constitute a Surviving Borrower in connection with a Fundamental Transaction otherwise permitted by Section 7.3(a), may consummate such Fundamental Transaction, and

(c)     any Borrower may sell its property in the ordinary course of business of such Borrower.

Notwithstanding anything herein to the contrary, this Section 7.3 shall not limit the ability of the Company to form new Series.

Section 7.4     [Reserved]

Section 7.5     Significant Policies; Valuation

Such Borrower will not (a) make or maintain any Investment other than as permitted by the ICA and its Significant Policies, (b) except as otherwise permitted in accordance with the definition of Significant Policies, amend or otherwise modify its Significant Policies, or (c) for purposes of the Loan Documents or financial reporting, value any Investment or other property thereof other than in accordance with applicable law (including the ICA) and its Current Offering Document.

Section 7.6     Amendments and Changes

(a) The Company will not amend or otherwise modify its Organization Documents, in each case in any way which would adversely affect the rights or remedies of the Bank with respect to such Borrower under the Loan Documents.

(b) Such Borrower will not change or permit any change in its fiscal year if such change would have a Material Adverse Effect with respect to such Borrower. Subject to Section 1.3, such Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect with respect to such Borrower.

Section 7.7     Financial Covenants

(a) Such Borrower will not permit its Adjusted Asset Coverage to be less than 5.00:1.00 at any time.

(b) Such Borrower shall not at any time permit (i) its Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower under its Significant Policies, (ii) its Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower on such date under the ICA or other applicable law, or (iii) its Indebtedness to exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of such Borrower’s Margin Stock minus (y) all Ordinary Liabilities of such Borrower to the extent not in excess of the amount determined with respect to such Borrower under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of such Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities of such Borrower to the extent in excess of the amount determined under clause (A)(x) immediately above with respect to such Borrower.

Section 7.8     Investment

Such Borrower will not purchase, acquire, or otherwise have exposure to, any Investment, other than Permitted Investments.

Section 7.9     Sanctions, Etc.

(a)     No Borrower will use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund, finance or facilitate any activities or business of or with any Person, or in any country, region or territory, that, at the time, is, or whose government is, the subject of Sanctions, in violation of applicable Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b)     Such Borrower will not, and will not cause or permit any Affected Person with respect thereto to, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c)     The Company shall at all times maintain, and be in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with respect to such Borrower with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE 8.     EVENTS OF DEFAULT

Section 8.1     Events of Default

Each of the following shall constitute an “Event of Default” with respect to each Borrower:

(a) any principal of any Loan to such Borrower shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any interest on any Loan to such Borrower or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable by such Borrower under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)     any representation, warranty or certification made or deemed made by or on behalf of such Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) (i) such Borrower shall, with respect to any covenant, condition or agreement contained in Section 7.7(a) to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement, and such failure shall continue unremedied for one (1) Business Day, or (ii) such Borrower shall, with respect to any covenant, condition or agreement contained in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.3, 6.8 or 6.9 or in Article 7 (other than Section 7.7(a)) to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement;

(e) such Borrower shall, with respect to any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1) to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement, and such failure shall continue unremedied for a period of 30 days after any officer or director of such Borrower shall, or reasonably should, have obtained knowledge thereof;

(f) such Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness thereof when and as the same shall become due and payable (after giving effect to any applicable grace period or notice requirement);

(g) any event or condition occurs that (in each case after giving effect to any applicable grace period or notice requirement) results in any Material Indebtedness of such Borrower becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Series, or the debts of the Company or any Series, or of a substantial part of the assets of the Company or any Series, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Series or for a substantial part of the assets of the Company or any such Series, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Series shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j) such Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) the Investment Adviser to such Borrower shall fail to be TBC or any Affiliate thereof, (ii) the custodian for all of the assets of such Borrower shall fail to be The Bank of New York Mellon, or an Affiliate thereof, (iii) the sole administrator for such Borrower shall fail to be The Bank of New York Mellon, or an Affiliate thereof, or (iv) the independent auditors for such Borrower shall fail to be PricewaterhouseCoopers LLP, any other “big four” accounting firm, or any other accounting firm agreed to in writing by the Bank;

(l) any Change of Control with respect to such Borrower shall occur;

(m) one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against such Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Borrower to enforce any such judgment;

(n) any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to such Borrower, such Borrower shall so assert in writing or shall disavow in writing any of its obligations thereunder; or

(o) the suspension of registration of such Borrower’s shares or the commencement of any proceeding for such purpose.

Section 8.2     Remedies

If any Event of Default shall occur and be continuing with respect to any Borrower (a) pursuant to paragraph (h) or (i) of Section 8.1, then the Commitment of the Bank with respect to such Borrower shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of such Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, or (b) pursuant to any other paragraph of Section 8.1, then at any time thereafter during the continuance of such Event of Default, the Bank may, by written notice to such Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitment with respect to such Borrower terminated, and thereupon the Commitment with respect to such Borrower shall terminate immediately and/or (ii) declare the Loans to such Borrower then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of such Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without any presentment, demand, protest or further notice of any kind, all of which are hereby waived by such Borrower.

ARTICLE 9.     MISCELLANEOUS

Section 9.1     Notices

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, or sent by electronic transmission in “portable document format”, as follows:

(a) if to any Borrower, to it at 350 Park Avenue, New York, NY 10022, Attention: Lester Lay, Senior Director, Mutual Fund Accounting (Telephone: (203) 703-0671; Facsimile: (203) 703-0726; Email: llay@tweedy.com); or

(b) if to the Bank, to it at, (i) in all cases, 240 Greenwich Street, 9th Floor, New York, New York 10286, Attention: Yadilsa Fernandez (Telephone: (212) 635-6421; Email: yadilsa.fernandez@bnymellon.com); and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to Corporate Banking Loan Administration, 6023 Airport Road, Oriskany, NY 13424 (Telephone: (315) 765-4593; Email: cbla3@bnymellon.com).

Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

Section 9.2 Waivers; Amendments

(a) No failure or delay by the Bank in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the Bank shall have consented thereto in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

(b) ~~Neither~~Except as otherwise expressly set forth in this Credit Agreement (including Section 3.7), neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Bank.

Section 9.3     Expenses; Indemnity; Damage Waiver

(a) Each Borrower shall pay (i) its Pro-rata Share of all reasonable and documented out-of-pocket costs and expenses incurred by the Bank and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Bank, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all documented out-of-pocket costs and expenses incurred by the Bank, including the documented fees and disbursements of counsel, in connection with the enforcement or protection of its rights against such Borrower under the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder to such Borrower, including all such documented out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Each Borrower shall indemnify the Bank and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related costs and expenses (collectively, “Losses”), including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for all Indemnitees (except (X) to the extent that a conflict exists, reasonably necessary additional counsel for the affected Indemnitees and (Y) for any local counsel), incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by such Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by such Borrower of its obligations under the Loan Documents or the consummation by such Borrower of the Transactions or any other transactions contemplated thereby, (ii) any Loan made to such Borrower or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing with respect to such Borrower, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that the foregoing indemnification shall not apply to losses resulting from the bad faith, gross negligence or willful misconduct on the part of the Bank (as found by a final and nonappealable decision of a court of competent jurisdiction).

(c) To the extent permitted by applicable law, each Borrower agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable promptly but in no event later than 30 days after written demand therefor.

Section 9.4     Successors and Assigns

The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) no Borrower shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), and (b) the Bank shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrowers, such consent not to be (i) required during the continuance of any Event of Default, or (ii) unreasonably withheld, conditioned or delayed. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of any Loan Document. Notwithstanding anything to the contrary herein contained, the Bank may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

Section 9.5     Survival

All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 3.3, 3.4 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitment or the termination of this Credit Agreement or any provision hereof.

Section 9.6     Counterparts; Integration; Effectiveness

(a) This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and such Borrower, electronic images of this Credit Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Section 9.7    Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.8    Right of Setoff

If an Event of Default with respect to a Borrower shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of such Borrower against any of and all the obligations of such Borrower now or hereafter owing under the Loan Documents held by it, irrespective of whether or not it shall have made any demand under any Loan Document and although such obligations may be unmatured or are owed to a branch or office of the Bank different from the branch or office holding such deposit or obligation on such indebtedness. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) that it may have. The Bank agrees to notify the applicable Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.9    Governing Law; Jurisdiction; Consent to Service of Process

(a)    THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)    The Company and each Fund hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Company or any Fund, or any of its property, in the courts of any jurisdiction.

(c)    The Company and each Fund hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 9.10    WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY

OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11    Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 9.12    Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by the Bank.

Section 9.13    Treatment of Certain Information

The Bank agrees with each Borrower to use reasonable precautions to keep confidential, in accordance with the Bank’s customary procedures for handling confidential information of the same nature, all non-public information supplied by such Borrower pursuant to this Credit Agreement which (a)(i) is clearly identified by such Person as being confidential at the time the same is delivered to the Bank, or (ii) constitutes any financial statement, list of investments or other assets, Projections, budget, compliance certificate, audit report, draft press release, management letter or accountants’ certification delivered hereunder, and (b) as of any date of determination, was received by the Bank within the immediately preceding two year period (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) on a confidential basis, to its Related Parties and service providers, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which the Bank is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to the Bank on a non-confidential basis from a source other than such Borrower, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by such Borrower; and (vii) to the extent such Borrower shall have consented to such disclosure in writing. The Bank agrees that it will not purchase or sell securities of any Borrower for its own account while in possession of any Information with respect to such Borrower. The Bank acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning such Borrower, its Related Parties or such Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict the Bank from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, the Bank to disclose to such Borrower or any affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, the Bank to inform such Borrower or any affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action. Nothing in this Credit Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the Tax treatment and Tax structure of the transactions contemplated by this Credit Agreement.

Section 9.14    USA Patriot Act Notice

The Bank hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow the Bank to identify such Borrower in accordance with the Patriot Act.

Section 9.15    ICA Bank

No Person shall be or become the Bank hereunder unless such Person is a “bank” within the meaning of Section 2(a)(5) of the ICA.

Section 9.16    Acknowledgement and Consent to Bail-In

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.17    Acknowledgement Regarding QFCs

To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States.

(b)     As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, each party hereto has caused this Credit Agreement to be executed by its duly authorized representative as of the date first above written.

TWEEDY, BROWNE FUND INC., acting on behalf of and for the account of each Fund

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Schedule 1

List of Funds

Tweedy, Browne ~~Global~~International Value Fund (formerly known as Tweedy, Browne Global Value Fund)

Tweedy, Browne ~~Global~~International Value Fund II - Currency Unhedged (formerly known as Tweedy, Browne Global Value Fund II - Currency Unhedged)

Tweedy, Browne Value Fund

Tweedy, Browne Worldwide High Dividend Yield Value Fund